Exhibit 99.1

NEWS RELEASE For release at 4:00 p.m. EST, 1/29/09 Contact: Susan Sutherland Toll free ofc. (877) 988-8048 Fax (715) 424-3414 Email – pr@renlearn.com

2911 Peach Street • P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036

Renaissance Learning, Inc. Announces Fourth Quarter, 2008 Results

WISCONSIN RAPIDS, WI — January 29, 2009 — Renaissance Learning®, Inc. (Nasdaq: RLRN), a leading provider of technology to support personalized practice, differentiated instruction, and progress monitoring in reading, math, and writing for pre-K-12 schools and districts, today announced financial results for the quarter and year ended December 31, 2008. Revenues for the fourth quarter of 2008 were $29.6 million, an increase of 4.7% from fourth quarter 2007 revenues of $28.3 million. The company recorded an after-tax non-cash charge of $47 million for impairment of intangible assets related to the AlphaSmart purchase in 2005 and for other restructuring costs. Excluding this charge, net income was $4.1 million, or $.14 per share, compared to net income of $2.7 million, or $.09 per share, for the fourth quarter last year. Including the charge, the company’s fourth quarter results were a loss of $43.0 million, or $1.49 per share.

Revenues for the twelve-month period ended December 31, 2008 were $115.2 million, up 6.8% from 2007 revenues of $107.9 million. The net loss for the twelve-month period ended December 31, 2008 was $34.4 million, or $1.19 per share. Excluding the fourth quarter charge for impairment and restructuring costs, net income was $12.6 million, or $.44 per share, compared to the prior year’s net income of $7.6 million, or $.26 per share, in 2007.

 “Fourth quarter results were positive in several significant ways,” commented Terrance D. Paul, Chief Executive Officer. “In these challenging economic times, reading orders held up well, gross profit margins improved, and operating cash flow was strong.

“However, schools and districts have become very cautious with their spending as a result of the recession, causing math and laptop orders to decline sharply in the quarter,” commented Mr. Paul. “Laptops in particular are generally viewed as a more discretionary purchase in times of tight school budgets and curtailed spending. As we believe the economic problems could be relatively prolonged, we lowered our forecast for laptop orders, which resulted in a non-cash charge for impairment of goodwill and other assets related to the AlphaSmart acquisition. However, we continue to be committed to the laptop line, and the charge does not affect our cash flow, liquidity, or the current or future operations of the company.

 “We are also taking steps to reduce costs. In that regard, we have undertaken a series of restructuring and cost saving measures that we estimate will ultimately reduce our costs by $5 million annually. The cost reductions will be phased in throughout 2009,” added Paul.  “With our best-in-class products, a dedicated work force, and strong financial position, we believe we are well positioned to weather the economic storm.”

Renaissance Learning added approximately 400 new customer schools during the quarter, bringing total schools worldwide that are actively using the Company’s products to approximately 74,000. Of these, over 26,000 are actively using at least one product running on the Renaissance Place platform.

The Company will hold a conference call at 5:00 p.m. EST today to discuss its financial results, quarterly highlights and business outlook. The teleconference may be accessed in listen-only mode by dialing 877-856-1965, ID number 2660478 at 5:00 p.m. EST. Please call a few minutes before the scheduled start time to ensure a proper connection.

A digital recording of the conference call will be made available on January 29, 2009 at 8:00 p.m. through February 5, 2009 at 11:59 p.m. The replay dial-in is 888-203-1112. The conference ID number to access the replay is 2660478.

Renaissance Learning, Inc.

Renaissance Learning, Inc. is the world’s leading provider of computer-based assessment technology for pre-K–12 schools. Adopted by more than 74,000 schools, Renaissance Learning’s tools provide daily formative assessment and periodic progress-monitoring technology to enhance core curriculum, support differentiated instruction, and personalize practice in reading, writing and math. Renaissance Learning products help educators make the practice component of their existing curriculum more effective by providing tools to personalize practice and easily manage the daily activities for students of all levels. As a result, teachers using Renaissance Learning products accelerate learning, get more satisfaction from teaching, and help students achieve higher test scores on state and national tests. Renaissance Learning has seven U.S. locations and subsidiaries in Canada, India, and the United Kingdom

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding growth initiatives, growth prospects, cost reductions and management’s expectations regarding orders and financial results for 2009 and future periods.  These forward-looking statements are based on current expectations and various assumptions which management believes are reasonable.  However, these statements involve risks and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include the failure of AR and AM Enterprise and laptop orders to achieve expected growth targets, a decline in quiz sales that exceeds forecasts, risks associated with the implementation of the Company’s strategic growth plan, dependence on educational institutions and government funding, our ability to successfully implement cost savings measures and achieve cost reductions, and other risks affecting the Company’s business as described in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2007 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

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RENAISSANCE LEARNING®, INC.
CONSOLIDATED STATEMENTS OF INCOME

(dollar amounts in thousands, except per share amounts)

(unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007

Net sales:
Products	$21,008	$22,047	$84,540	$84,628
Services	8,583	6,211	30,683	23,304
Total net sales	29,591	28,258	115,223	107,932

Cost of sales:
Products	3,320	3,941	14,494	15,673
Services	3,269	3,219	13,263	11,830
Total cost of sales	6,589	7,160	27,757	27,503

Gross profit	23,002	21,098	87,466	80,429

Operating expenses:
Product development	4,574	4,395	17,396	18,506
Selling and marketing	9,023	8,950	36,253	36,042
General and administrative	3,500	3,687	15,283	14,951
Impairment of goodwill and intangible assets	47,945	-	47,945	-
Total operating expenses	65,042	17,032	116,877	69,499

Operating income (loss)	(42,040)	4,066	(29,411)	10,930

Other income (expense), net	204	262	819	1,178

Income (loss) before income taxes	(41,836)	4,328	(28,592)	12,108

Income taxes	1,126	1,623	5,848	4,541

Net Income (loss)	($42,962)	$2,705	($34,440)	$7,567

Income (loss) per share:
Basic	($1.49)	$0.09	($1.20)	$0.26
Diluted	($1.49)	$0.09	($1.19)	$0.26

Weighted average shares outstanding:
Basic	28,760,111	28,751,516	28,761,366	28,792,337
Diluted	28,763,555	28,821,879	28,822,444	28,826,620

RENAISSANCE LEARNING®, INC.

CONSOLIDATED BALANCE SHEETS

(dollar amounts in thousands)

(unaudited)

	December31,	December 31,
	2008	2007

ASSETS:
Current assets:
Cash and cash equivalents	$9,509	$7,337
Investment securities	4,894	8,136
Accounts receivable, net	8,083	8,791
Inventories	5,504	6,273
Prepaid expenses	1,999	2,197
Income taxes receivable	3,301	1,450
Deferred tax asset	4,183	4,406
Other current assets	144	300
Total current assets	37,617	38,890

Investment securities	3,383	8,982
Property, plant and equipment, net	8,621	10,578
Goodwill	2,750	47,065
Other non-current assets	4,555	7,785

Total assets	$56,926	$113,300

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$1,712	$2,011
Deferred revenue	43,975	35,675
Payroll and employee benefits	3,981	4,184
Other current liabilities	3,284	3,563
Total current liabilities	52,952	45,433

Deferred revenue	2,950	2,707
Deferred compensation and other employee benefits	1,342	1,933
Income taxes payable	4,868	5,104
Other non-current liabilities	133	136
Total liabilities	62,245	55,313

Total shareholders' equity	(5,319)	57,987

Total liabilities and shareholders' equity	$56,926	$113,300